Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Files Annual Report on Form 10-K for the Year Ended January 31, 2009
Provides Updated Preliminary Financial Information for the Year Ended January 31, 2010
MELVILLE, N.Y., April 8, 2010 — Verint® Systems Inc. (NQB:VRNT) today announced that it has filed an Annual Report on Form 10-K for the year ended January 31, 2009 with the Securities and Exchange Commission (“SEC”). Verint’s Quarterly Reports on Form 10-Q for the first three quarters of the year ended January 31, 2010 and Verint’s Annual Report on Form 10-K for the year ended January 31, 2010 are in process and will be filed as soon as possible. In anticipation of completing these filings, Verint has applied to re-list its shares of common stock on the NASDAQ Global Market.
“Today’s filing for the year ended January 31, 2009 is Verint’s second 10-K filing in the last three weeks. With the audit of the year ended January 31, 2010 nearly complete, we look forward to completing our remaining filings soon,” said Dan Bodner, CEO and President of Verint Systems Inc.
Below are selected GAAP and non-GAAP financial information for the year ended January 31, 2009 and updated preliminary unaudited financial information for the year ended January 31, 2010.

	Selected GAAP Information		Selected Non-GAAP Information
	For the Years Ended January 31,		For the Years Ended January 31,
(In thousands)	2009	2010	2009	2010
		Preliminary		Preliminary

Revenue	$669,544	$705,000	$675,434	$705,000

Gross Profit	411,294	467,000	431,641	481,000
Gross Margin	61.4%	66.2%	63.9%	68.2%

Operating Income (Loss)	(15,026)	68,000	120,444	197,000
Operating Margin	(2.2%)	9.6%	17.8%	27.9%	(1)

(1)	Our operating margin for the year ended January 31, 2010 benefited from the positive revenue impact from changes in our business practices and the application of certain revenue recognition methodologies as we worked towards completion of our financial filings, as well as other factors, including certain expense control initiatives. Therefore, as previously disclosed, we do not believe this level is sustainable.
Bodner continued, “We believe our financial results demonstrate our continued success and our leadership position in the actionable intelligence market. We have built a broad portfolio of enterprise workforce optimization and security intelligence solutions which positions us well for continued success.”

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see Tables 2 and 3 as well as “Supplemental Information About Non-GAAP Measures” at the end of this press release.
About Unaudited Preliminary Financial Information for the Year Ended January 31, 2010
This press release includes selected, unaudited financial information for the year ended January 31, 2010. These preliminary results were derived from our internal unaudited financial records and systems and are subject to adjustments, which could be material, and do not present all information necessary for an understanding of our financial performance. Careful consideration should be paid to these qualifications and the risks set forth in “Cautions About Forward-Looking Statements” below in evaluating our financial performance.

About Verint Systems Inc.

Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.  Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners.  Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: risks related to potential adjustments we may be required to make to our preliminary, unaudited financial information, highlights and ranges presented herein in connection with the completion of the consolidated financial statements from which the financial information was derived, and the related audit of these consolidated financial statements, which could result in adjustments, some of which could be material; risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our plan for completion of our outstanding financial statements, management distraction, and significant expense; risk associated with the SEC’s initiation of an administrative proceeding on March 3, 2010 to suspend or revoke the registration of our common stock under the Securities Exchange Act of 1934 due to our previous failure to file an annual report on either Form 10-K or Form 10-KSB since April 25, 2005 or quarterly reports on either Form 10-Q or Form 10-QSB since December 12, 2005; risks that the delay in the filing of our Comprehensive Form 10-K for the years ended January 31, 2008, 2007 and 2006, Annual Report on Form 10-K for the year ended January 31, 2009 and the Quarterly Reports on Form 10-Q for each of the quarters ended April 30, July 31 and October 31, 2009 may cause us to be delayed in the completion of the audit of our financial statements for the year ended January 31, 2010, resulting in a default under our credit facility if not completed and delivered to the lenders by May 1, 2010 and an event of default if not completed and delivered to the lenders by May 31, 2010 (which could result in the holders of the debt declaring all amounts outstanding to be immediately due and payable); risks related to the announcement by Standard & Poor’s (“S&P”) on January 29, 2010 that our credit rating had been placed on CreditWatch Developing, or that S&P could downgrade our credit ratings; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards (“NOLs”) for our financial statements; uncertainty regarding the impact of general economic conditions, particularly in information technology spending, on our business; risk that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility; risk that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risk that we will experience liquidity or working capital issues and related risk that financing sources will be unavailable to us on reasonable terms or at all; uncertainty regarding the future impact on our business of our internal investigation, restatement, extended filing delay, and the SEC’s administrative proceeding, including customer, partner, employee, and investor concern and potential customer and partner transaction deferrals or losses; risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs; risk of possible future restatements if the special processes being used to prepare the financial statements contained in our Annual Report on Form 10-K for the year ended January 31, 2009 or the regular recurring processes that will be used to produce future SEC reports are inadequate; risk associated with current or future regulatory actions or private litigations relating to our internal investigation, restatement, or delay in timely making required SEC filings; risk that we will be unable to re-list our common stock on a national securities exchange and maintain such listing;

risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote); risks associated with significant leverage resulting from our current debt position; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than us; risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in all geographies in which we operate; challenges in accurately forecasting revenue and expenses; risks associated with acquisitions and related system integrations; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers; risk that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with dependence on a limited number of suppliers for certain components of our products; risk that we are unable to maintain and enhance relationships with key resellers, partners and systems integrators; and risk that use of our NOLs or other tax benefits may be restricted or eliminated in the future. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the year ended January 31, 2009.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1
Verint Systems Inc. and Subsidiaries
Selected GAAP Consolidated Statement of Operations Information
(In thousands, except per share data)
NOTE: The information presented below for the year ended January 31, 2010 is unaudited and subject to adjustments. These adjustments could be significant.

	For the Years Ended January 31,
	2008	2009	2010(1)
			Preliminary

Revenue	$534,543	$669,544	$705,000

Cost of revenue	230,042	258,250	238,000

Gross profit	304,501	411,294	467,000

Operating expenses	419,131	426,320	399,000

Operating income (loss)	(114,630)	(15,026)	68,000

Other expense, net	(55,186)	(43,880)

Loss before income taxes and noncontrolling interest	(169,816)	(58,906)
Provision for income taxes	27,729	19,671
Noncontrolling interest in net income of joint venture	1,064	1,811

Net loss	(198,609)	(80,388)
Dividends on preferred stock	(8,681)	(13,064)

Net loss applicable to common shares	$(207,290)	$(93,452)

Net loss per share
Basic	$(6.43)	$(2.88)

Diluted	$(6.43)	$(2.88)

Weighted average common shares outstanding
Basic	32,222	32,394

Diluted	32,222	32,394

(1)	January 31, 2010 excludes potential special charges such as impairments of goodwill and other acquired intangible assets because we have not completed the impairment testing for that period.

Table 2
Verint Systems Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Results
(In thousands, except per share data)
NOTE: The information presented below for the year ended January 31, 2010 is unaudited and subject to adjustments. These adjustments could be significant.

	For the Years Ended January 31,
	2008	2009	2010(1)
			Preliminary

Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue

GAAP revenue	$534,543	$669,544	$705,000
Revenue adjustments related to acquisitions	37,254	5,890	—

Non-GAAP revenue	$571,797	$675,434	$705,000

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$304,501	$411,294	$467,000
Revenue adjustments related to acquisitions	37,254	5,890	—
Amortization and impairment of acquired technology and backlog	8,018	9,024	8,000
Stock-based compensation expenses	4,548	5,433	6,000
Expenses related to our restatement and extended filing delay	2,427	—	—

Non-GAAP gross profit	$356,748	$431,641	$481,000

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$(114,630)	$(15,026)	$68,000
Revenue adjustments related to acquisitions	37,254	5,890	—
Amortization and impairment of acquired technology and backlog	8,018	9,024	8,000
Amortization of other acquired intangible assets	19,668	25,249	22,000
Impairments of goodwill and other acquired intangible assets	22,934	25,961	—
In-process research and development	6,682	—	—
Integration costs	10,980	3,261	—
Restructuring costs	3,308	5,685	—
Other legal costs (recoveries)	8,708	(4,292)	—
Stock-based compensation expenses	31,061	36,011	44,000
Acquisition related professional fees	—	—	1,000
Expenses related to our restatement and extended filing delay	41,422	28,681	54,000

Non-GAAP operating income	$75,405	$120,444	$197,000

Table of Reconciliation from GAAP Other Expense, net to Non-GAAP Other Expense, net

GAAP other expense, net	$(55,186)	$(43,880)
Unrealized gains and losses on investments and derivatives	26,703	(1,807)

Non-GAAP other expense, net	$(28,483)	$(45,687)

Table of Reconciliation from GAAP Tax Provision to Non-GAAP Tax Provision

GAAP tax provision	$27,729	$19,671
Non-cash tax adjustments	(23,616)	(16,352)

Non-GAAP tax provision	$4,113	$3,319

Table of Reconciliation from GAAP Net Loss Applicable to Common Shares to Non-GAAP Net Income Applicable to Common Shares

GAAP net loss applicable to common shares	$(207,290)	$(93,452)
Revenue adjustments related to acquisitions	37,254	5,890
Amortization and impairment of acquired technology and backlog	8,018	9,024
Amortization of other acquired intangible assets	19,668	25,249
Impairments of goodwill and other acquired intangible assets	22,934	25,961
In-process research and development	6,682	—
Integration costs	10,980	3,261
Restructuring costs	3,308	5,685
Other legal costs (recoveries)	8,708	(4,292)
Stock-based compensation expenses	31,061	36,011
Expenses related to our restatement and extended filing delay	41,422	28,681
Unrealized gains and losses on investments and derivatives	26,703	(1,807)
Non-cash tax adjustments	23,616	16,352

Non-GAAP net income applicable to common shares	$33,064	$56,563

Table Comparing GAAP Diluted Net Loss Per Share to Non-GAAP Net Income Per Share

GAAP diluted net loss per share	$(6.43)	$(2.88)

Non-GAAP diluted net income per share	$1.00	$1.65

Shares used in computing US GAAP diluted net loss per share (in thousands)	32,222	32,394

Shares used in computing non-GAAP diluted net income per share (in thousands)	33,035	42,298

(1)	January 31, 2010 excludes potential special charges such as impairments of goodwill and other acquired intangible assets because we have not completed the impairment testing for that period.

Table 3
Verint Systems Inc. and Subsidiaries
GAAP and Non-GAAP Segment Revenue
(In thousands)
NOTE: The information presented below for the year ended January 31, 2010 is unaudited and subject to adjustments. These adjustments could be significant.

	For the Years Ended January 31,
	2008	2009	2010
			Preliminary

GAAP Revenue By Segment
Enterprise Workforce Optimization Segment	$260,938	$352,367	$375,000

Video Intelligence Segment	147,225	127,012	145,000
Communications Intelligence and Investigative Segment	126,380	190,165	185,000

Total Video and Communications Intelligence	273,605	317,177	330,000

GAAP Total Revenue	$534,543	$669,544	$705,000

Revenue adjustments related to acquisitions	$37,254	$5,890	$—

Non-GAAP Revenue By Segment
Enterprise Workforce Optimization Segment	$298,192	$358,257	$375,000

Video Intelligence Segment	147,225	127,012	145,000
Communications Intelligence and Investigative Segment	126,380	190,165	185,000

Total Video and Communications Intelligence	273,605	317,177	330,000

Non-GAAP Total Revenue	$571,797	$675,434	$705,000

Table 4
Verint Systems Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of January 31,
	2008	2009

Assets
Current Assets:
Cash and cash equivalents	$83,233	$115,928
Restricted cash and bank time deposits	3,612	7,722
Accounts receivable, net of allowance for doubtful accounts of $6.5 million and $6.0 million, respectively.	116,427	113,178
Inventories	19,525	20,455
Deferred cost of revenue	8,698	8,935
Deferred income taxes	30,991	14,314
Prepaid expenses and other current assets	31,565	32,434

Total current assets	294,051	312,966

Property and equipment, net	36,315	30,544
Goodwill	785,014	709,984
Intangible assets, net	249,542	200,203
Capitalized software development costs, net	10,272	10,489
Deferred cost of revenue	64,043	47,913
Deferred income taxes	12,686	6,478
Other assets	40,352	18,816

Total assets	$1,492,275	$1,337,393

Liabilities, Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$49,434	$38,484
Accrued expenses and other liabilities	143,941	144,067
Current maturities of long-term debt	—	4,088
Deferred revenue	157,803	160,918
Deferred income taxes	1,021	403
Liabilities to affiliates	1,277	1,389
Income taxes payable	3,360	2,271

Total current liabilities	356,836	351,620

Long-term debt	610,000	620,912
Deferred income taxes	18,990	13,424
Deferred revenue	114,897	88,985
Other liabilities	68,591	53,653

Total liabilities	1,169,314	1,128,594

Preferred Stock — $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $313,575 at January 31, 2009.	293,663	285,542

Commitments and Contingencies
Stockholders’ Equity (Deficit):
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 32,600,000 and 32,623,000 shares, respectively; outstanding 32,526,000 and 32,535,000 shares, respectively.	32	32
Additional paid-in capital	387,537	419,937
Treasury stock, at cost — 74,000 and 88,000 shares, respectively.	(2,094)	(2,353)
Accumulated deficit	(355,567)	(435,955)
Accumulated other comprehensive loss	(610)	(58,404)

Total stockholders’ equity (deficit)	29,298	(76,743)

Total liabilities, preferred stock, and stockholders’ equity (deficit)	$1,492,275	$1,337,393

Table 5
Verint Systems Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended January 31,
	2008	2009

Cash flows from operating activities:
Net loss	$(198,609)	$(80,388)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46,791	55,142
Provision for doubtful accounts	3,380	793
Impairments of assets	28,083	25,961
In-process research and development	6,682	—
Stock-based compensation	31,013	32,040
Provision for deferred income taxes	19,992	17,768
Non-cash losses on derivative financial instruments, net	22,267	14,591
Non-cash gains on sales of auction rate securities	—	(4,713)
Other non-cash items, net	2,631	2,252
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(20,184)	(3,328)
Inventories	1,005	(2,761)
Deferred cost of revenue	5,613	12,201
Accounts payable and accrued expenses	8,480	(10,754)
Deferred revenue	25,130	(7,329)
Prepaid expenses and other assets	14,040	8,876
Other liabilities	4,697	(6,877)
Other, net	(1,310)	161

Net cash provided by (used in) operating activities	(299)	53,635

Cash flows from investing activities:
Cash paid for business combinations, net of cash acquired, including payments of contingent consideration	(953,154)	(3,092)
Purchases of property and equipment	(14,247)	(11,113)
Purchases of investments	(208,000)	—
Sales and maturities of investments	328,465	7,000
Settlement of derivative financial instruments not designated as hedges	—	(10,041)
Cash paid for capitalized software development costs	(4,624)	(4,547)
Other investing activities	(173)	(4,454)

Net cash used in investing activities	(851,733)	(26,247)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	293,000	—
Proceeds from borrowings	650,000	15,000
Repayments of borrowings and other financing obligations	(42,496)	(2,869)
Payment of debt issuance costs and other debt related costs	(13,606)	(150)
Other financing activities	(1,881)	(93)

Net cash provided by financing activities	885,017	11,888

Effect of exchange rate changes on cash and cash equivalents	923	(6,581)

Net increase in cash and cash equivalents	33,908	32,695
Cash and cash equivalents, beginning of period	49,325	83,233

Cash and cash equivalents, end of period	$83,233	$115,928

Supplemental disclosures of cash flow information:
Cash paid for interest	$30,680	$36,544

Cash paid for income taxes	$4,113	$3,319

Non-cash investing and financing transactions:
Fair value of stock options exchanged in connection with business combinations	$4,717	$—

Accrued but unpaid purchases of property and equipment	$1,466	$382

Inventory transfers to property and equipment	$795	$1,325

Business combination consideration earned, but paid in subsequent periods	$1,796	$—

Settlement of embedded derivative	$—	$8,121

Dividend to noncontrolling interest - declared, but paid in subsequent period	$—	$2,142

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Measures
This press release contains non-GAAP measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures should not be considered in isolation or as a substitute for comparable measures of financial performance prepared in accordance with GAAP. We believe that the non-GAAP measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the non-GAAP measures presented in the press release provide meaningful supplemental information regarding Verint’s operating results primarily because they exclude non-cash charges or items that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of our business, with our individual operating segments or our senior management. We believe that our non-GAAP measures also facilitate the comparison by management and investors of results between periods and among our peer companies.
As set forth in Table 2, our non-GAAP measures reflect adjustments to the corresponding GAAP measure based on the items set forth below. The purpose of these adjustments is to give an indication of our performance exclusive of certain non-cash charges and other items that are considered by our senior management to be outside of our ongoing operating results.
Acquisition Related Adjustments
Acquisition related adjustments include (i) revenue adjustments related to acquisitions, (ii) amortization of acquisition-related intangibles, (iii) integration costs, (iv) acquisition related write-downs, (v) in-process research and development, (vi) impairment of goodwill and intangible assets and (vii) acquisition related professional fees. These adjustments are discussed below.
Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We also exclude certain sales concession adjustments associated with acquisitions, relating to accounts receivable balances that existed prior to the acquisition date. We exclude these adjustments from our non-GAAP measures because these are not reflective of our ongoing operations.
Amortization of acquisition-related intangibles. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize them over their useful lives. We exclude the amortization of acquisition-related intangibles from our non-GAAP measures. These expenses are excluded from our non-GAAP measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.
Integration costs. We exclude from our non-GAAP measures expenses directly related to the integration of acquired entities. These expenses are excluded from our non-GAAP measures because they are not reflective of our ongoing operations.
In-process research and development. We exclude from our non-GAAP measures the fair value of in-process research and development upon the date of an acquisition, which represents incomplete research and development projects that had not yet reached technological feasibility and have no known alternative future use as of the date of the acquisition. These expenses are excluded from our non-GAAP measures because they are non-cash charges.
Impairment of goodwill and other acquired intangible assets. Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and identifiable intangible assets acquired. We exclude from our non-GAAP measures charges relating to impairment of goodwill and acquired identifiable intangible assets. These expenses are excluded from our non-GAAP measures because they are non-cash charges.

Other legal costs and recoveries. We exclude from our non-GAAP measures other legal fees and settlements associated with certain intellectual property inherited from acquisitions and certain other litigation unrelated to acquisitions. We excluded these items from our non-GAAP results because they are not reflective of our ongoing operations.
Acquisition related professional fees. We exclude from our non-GAAP measures legal and other professional fees associated with acquisitions. We excluded these items from our non-GAAP results because they are not reflective of our ongoing operations.
Other Adjustments
Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units and phantom stock from our non-GAAP measures. These expenses are excluded from our non-GAAP measures because they are predominately non-cash charges.
Expenses related to our restatement and extended filing delay. We exclude from our non-GAAP measures expenses associated with our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses as well as expenses associated with a special cash retention program. These expenses are excluded from our non-GAAP measures because they are not reflective of our ongoing operations.
Restructuring costs. We exclude from our non-GAAP measures expense associated with the restructuring of our operations due to internal or external market factors. These expenses are excluded from our non-GAAP measures because they are not reflective of our ongoing operations.
Unrealized gains and losses on investments and derivatives. We exclude from our non-GAAP measures investment write-down in auction rate securities and unrealized gain/(loss) on embedded derivatives, interest rate swaps, and foreign currency derivatives. These gains/(expenses) are excluded from our non-GAAP measures because they are non-cash gains/(charges).
Non-cash tax adjustments. Our non-GAAP provision reflects the amount of taxes we actually paid. Non-cash tax adjustments is the difference between this amount and our GAAP tax provision.